UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: July 10, 2006

WWA GROUP, INC.

(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

000-26927 (Commission File Number)	77-0443643 (IRS Employer Identification Number)

Eric Montandon, Chief Executive Officer
2465 West 12th Street, Suite 2 Tempe, Arizona 85281
(Address of principal executive offices)

(480) 505-0070
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On July 17, 2006, WWA Group, Inc. (“Company”) disclosed on Form 8-K that World Wide Auctioneers, Ltd. (“World Wide”), a wholly owned subsidiary of the Company, had entered into an agreement (the “Purchase Agreement”) with Crown Diamond Holdings, Ltd (“Crown”) and Geoffrey Greenlees, Crown’s sole shareholder, to convert a loan in the amount of $3,000,000 (the “Loan”) into all of the issued an outstanding shares of Crown (the “Crown Shares”), thereby effectively acquiring a shipping vessel known as the M/V Iron Butterfly (the “Vessel”). The Purchase Agreement was erroneously dated June 30, 2006 when in fact the correct date was July 10, 2006.

On October 21, 2005, Crown and World Wide entered into a convertible Loan agreement, which funds were used for the purchase of the 84 meter Vessel and working capital. The Loan, bearing a monthly interest rate of 1.8%, was due on June 30, 2006. Pursuant to the Purchase Agreement, Crown paid all interest due through June 30, 2006, and World Wide elected to convert the Loan into Crown Shares. World Wide paid an additional $250,000 to Mr. Greenlees under the Purchase Agreement to compensate him for arranging an extension of the time charter on the Vessel through December 31, 2009.

Neither World Wide nor any of its affiliates, directors, or officers has any material relationship with Crown or Mr. Greenlees, other than in respect to the agreements pertaining to this transaction.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The required financial statements and pro forma statements will be filed by amendment to this Form 8K/A within the time permitted by the rule.

The following exhibit is included as part of this report:

Exhibit No.	Page No.	Description
10	Attached	Purchase Agreement dated July 10, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WWA Group, Inc.                                               Date

      By: /s/ Eric Montandon                                    August 30, 2006

Name: Eric Montandon

Title: Chief Executive Officer